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                                                                   EXHIBIT 23.01



                          CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
of Ceridian Corporation:


     We consent to incorporation by reference in Registration Statements Nos. 33-49601, 33-61551, 33-34035, 2-97570, 2-67753, 33-56833, 33-15920, 2-81865,
2-93345, 33-26839, 33-54379, 33-56325, 33-61001, 33-62319, 33-64913, 333-01793,
333-01887, 333-03661 and 333-28069 on Form S-8 of Ceridian Corporation and in Registration Statement No. 33-56351 on Form S-4 of Ceridian Corporation of our reports dated January 27, 1998. Such reports relate to the consolidated financial statements and related financial statement schedule of Ceridian Corporation and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 and are included or incorporated by reference in the 1997 Annual Report on Form 10-K of Ceridian Corporation.




                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP



Minneapolis, Minnesota
March 20, 1998